UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE JOINT CORP.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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THE JOINT chiropractic

JYNT

Notice of 2025 Annual Meeting of Stockholders & Proxy Statement

thejoint.com

Dear Fellow Stockholders:
The Joint provides access to many with affordable, concierge-style, membership-based services in convenient retail settings. I joined the company in October 2024, because The Joint is a highly differentiated scale player with a strong core and significant opportunities. My goal is to activate our talented leadership team to leverage our advantages to become a world class, pure play franchisor. We are implementing initiatives to improve our clinic economics and company profitability, increase clinic count, and create stockholder value. Before I unveil our new strategic plan, let’s review our financial and operating highlights for 2024, compared to 2023.
2024 Performance Highlights
Our financial and operating highlights for 2024, compared to 2023 were as follows:

14.7 million PATIENT VISITS, UP FROM 13.6 MILLION	1.9 million UNIQUE PATIENTS, UP FROM 1.7 MILLION	957,000 NEW PATIENTS, UP FROM 932,000
36% OF NEW PATIENTS HAD NEVER VISITED A CHIROPRACTOR BEFORE THE JOINT, CONSISTENT WITH THE PRIOR YEAR	85% OF SYSTEM-WIDE GROSS SALES FROM MEMBERSHIPS, ALSO CONSISTENT WITH THE PRIOR YEAR	10% INCREASE IN REVENUE FROM CONTINUING OPERATIONS TO $51.9 MILLION FROM $47.0 MILLION[1]
9% INCREASE IN SYSTEM-WIDE SALES[2] GREW TO $530.3 MILLION	$1.5 million NET LOSS FROM CONTINUING OPERATIONS, COMPARED TO $10.8 MILLION NET LOSS FROM CONTINUING OPERATIONS	$2.7 million IN ADJUSTED EBITDA FROM CONTINUING OPERATIONS, COMPARED TO $4.5 MILLION
1.At year-end, we recorded the corporate-owned or managed clinics as discontinued operation for 2024 and recast 2023 for an apples-to-apples comparison. In 2024, this recognition eliminated the $70.2 million in associated revenue, $66.5 million in associated SG&A, and $10.4 million in associated impairment and a net loss for discontinued operations of $7.0 million.
2.System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
In addition, The Joint is frequently recognized for our excellence. For instance, in 2024, SUCCESS named us as one of the “Top 50 Franchises” and Franchise Times recognized The Joint as No. 38 on the Fast & Serious and ranked No. 150 of annual “Top 400.” In addition, in early 2025, Entrepreneur Magazine’s named The Joint the top franchise in chiropractic services and No. 54 on Franchise 500, jumping 29 spots since last year.
While we continued to improve KPIs and grow the business and we are proud of our accolades, I see areas for improvement to strengthen our position as the leading chiropractic care provider, become a pure play franchisor, grow sales, reduce overhead and improve profitability.

Focused on Becoming a World Class, Pure Play Franchisor
My team and I performed an extensive 100 days analysis of The Joint, the chiropractic care and adjacent industries yielding actionable data. Each of our strategic priorities fosters the next, creating a flywheel. After placing patients at the heart of everything we do, we have begun to do the following:
•Build our people capability and culture to support our clinics, nurture talent, strengthen engagement, and attract and retain the best Doctors of Chiropractic. This will enable us to
•Excel in patient experience. By optimizing care delivery and patient touchpoints, we will fuel our most effective and cost-efficient patient acquisition tool – referrals – as well as
•Turbo charge sales and profits for both our franchisees and the company. By bolstering our foundation, refranchising and reducing unallocated overhead expenses, we will improve the bottom line, which will
•Reignite clinic network growth. By updating our key development processes to ensure stronger new clinic performance, we will drive sustainable new clinic growth in the large white space we have. Simultaneously, we will also
•Innovate and broaden our relevance. We will refresh our brand communications and brand architecture, start to re-platform the tech stack and explore new chargeable options for patient clinical care.
These key priorities set the foundation of our strategic growth plan.
Unveiling The Joint’s Multi-year Phased Approach for Growth
In our next phase, or The Joint 2.0, we will strengthen our core, reignite growth, and improve clinic and company level profitability. As we refranchise our corporate clinics and shift to a pure franchise concept, The Joint as a company will benefit economically. We will no longer carry the costs of operating clinics, reducing overhead and increasing operating leverage. Refranchising will increase our capital. We will evaluate measures to improve our profitability profile, like acquiring regional developer territories, and/or return value to stockholders, like a stock repurchase program.
To drive revenue growth, we will initiate dynamic revenue management, strengthen our digital marketing and promotional calendar, and upgrade our patient facing technology. In addition, we will begin building infrastructure, test and validate elements of other revenue drivers that will shape our next phase.

In The Joint 3.0, we will capture new revenue streams by creating additional sales channels and growing in new markets. We will evaluate various alternatives, including:
•Expanding into systemwide enterprise or business accounts, building a B2B business to complement our B2C business;
•Building a tech differentiated competitive moat;
•Unlocking dense urban markets;
•Monetizing new clinical service(s) and chiropractic usage occasions; and
•Exploring opportunities to sell retail products in our clinics.
Our new strategic plan to strengthen our core and reignite our growth leverages our advantages to capture opportunities.
The Joint’s Advantages Create Opportunity
The Joint’s attractive asset-light, recurring revenue model attracts franchisees. In 2024, 85% of our revenue was contributed by memberships. Regarding clinic, or storefront, buildouts, The Joint has one of the lowest initial costs among health and wellness concepts, compared to Pilates studios, saunas, gyms and so on. At the end of December 31, 2024, we had over 960 clinics, making The Joint larger than our next 10 competitors combined and the clear category leader. This scale, combined with our first mover advantage and premier nationwide brand, has increased brand awareness and easy consumer access. Yet we have only scratched the surface and significant market opportunity remains available for growth. In the US alone, based on our current programming, when we conduct a bottom-up analysis, we have identified ideal locations with complementary demographics for approximately another 1,000 clinics – basically, we are only 50% of the way there. And when we review from the top down, we know the annual spending on chiropractic care is estimated to be $20.6 billion annually with out-of-pocket spend ranging from 37% to 42% of that total. As The Joint’s 2024 gross system sales of $530.5 million, representing between 6% and 7% of that out-of-pocket spend. And now, in 2025, we have a new detailed strategic plan to strengthen our core and reignite growth. We are committed to driving success, which we will define as growth in net new clinic openings, system-wide sales, comp sales and Adjusted EBITDA.
Emphasizing our Commitment to Patients and Stakeholders
Stockholders, we realize you have a lot of choices when choosing where to invest. We appreciate your trust in The Joint.
As noted earlier, we have placed patients at the heart of everything we do, which aligns perfectly with The Joint’s mission to improve the quality of life through routine and affordable chiropractic care. Upon evaluating our solid foundation and numerous opportunities, my team and I are augmenting The Joint’s vision: To become America's most accessible health and wellness services company.
This proxy statement and accompanying materials are first being made available to stockholders on or about April 8, 2025. The proxy materials include instructions on how to vote online, by phone, and by mail. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2025 Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. We hope that you will be able to join us on May 21st. Thank you for your ownership and support of The Joint Corp.
Sanjiv Razdan
President and Chief Executive Officer

2024 Financial Highlights
For 2024, The Joint reached another record level for system-wide sales, delivered steady annual same-store sales growth, and generated $9.4 million of cash from operations. These achievements reflect the company business model’s resiliency and the validation of future opportunities and growth.
•Opened 32 new clinics, net of closures, bringing total to 967
•Increased system-wide sales to$530.3 million, up 9% compared to 2023
•Increased number of unique patients treated to 1.9 million, up from 1.7 million in 2023
•Sold 57 franchise licenses, compared to 55 in 2023
•Expanded franchise clinic portfolio by 42, net of closures, bringing the total to 842
•Delivered cash flow from operations of$9.4 million

967 locations IN 41 STATES
14.7 million PATIENT ADJUSTMENTS IN 2024
$530 million SYSTEM-WIDE[4] GROSS SALES
9% increase ANNUAL SYSTEM-WIDE[4] GROSS SALES INCREASE
4% ANNUAL COMP SALES[3] FOR CLINICS >13 MONTHS
(2)% ANNUAL COMP SALES[3] FOR CLINICS >48 MONTHS
57 FRANCHISE LICENSES SOLD IN 2024
85% OF REVENUE FROM RECURRING MEMBERSHIPS
The Joint Corp. 14-yr. CAGR 54%1 vs. Industry 5-yr. CAGR 5.1%2
1.For the period ended December 31, 2024
2.June 2023 Kentley Insights Chiropractic Care Market Research Report
3.Comp sales refers to the revenues a clinic generates in the most recent accounting period, compared to revenues in the comparable period of the prior year, and (i) includes revenues only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.
4.System-wide sales include revenues generated by all clinics, whether operated by the company or by franchisees. While franchise sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.

16767 N. Perimeter Drive, Suite 110 Scottsdale, AZ 85260

To Our Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Date: Wednesday, May 21, 2025 Time: 9:00 a.m. Mountain Standard Time Place: Virtual Internet
Our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) will be held on Wednesday, May 21, 2025 at 9:00 a.m. Mountain Standard Time.
At the 2025 Annual Meeting, you will be asked to consider and vote on the following items:

	1	election to the Board of Directors of the seven nominees for director named in this proxy statement;
	2	approval, on an advisory basis, of the compensation of our named executive officers;
	3	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025; and
	4	any other matter that properly comes before the meeting.

YOUR VOTE IS IMPORTANT
These items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on the record date of March 24, 2025 are entitled to vote at the 2025 Annual Meeting. If you need directions to the 2025 Annual Meeting, please call Investor Relations at (480) 245-5960.
If you have previously given your proxy and later decide to attend the 2025 Annual Meeting in person, or if for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted. If you hold your shares through a broker, bank, or other nominee, please see the instructions in the General Information section on how to vote your shares, either by written instruction or in person at the 2025 Annual Meeting. Please carefully read the enclosed information and our annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, before voting your proxy. This proxy statement and our annual report are available for your review at https://www.proxyvote.com.
This proxy statement and accompanying materials are first being made available to stockholders on or about April 8, 2025.
By Order of the Board of Directors,
Jake Singleton
Chief Financial Officer
Scottsdale, Arizona
April 8, 2025

Whether or not you plan on attending the 2025 Annual Meeting, we ask that you vote by proxy by following instructions provided in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, as provided in the enclosed proxy card as promptly as possible.

Proxy Summary Information
This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.
2025 Annual Meeting of Stockholders

Time and Date Wednesday, May 21, 2025, at 9:00 a.m.. Mountain Standard Time	Place 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260	Record Date March 24, 2025	Voting Stockholders as of the record date are entitled to vote.

Items of Business and Voting Recommendations

Agenda Item	Board Recommendation	Page

Election to the Board of Directors of the seven nominees for director named in this proxy statement	FOR EACH NOMINEE	6

Approval, on an advisory basis, of the compensation of our named executive officers	FOR	40

Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025	FOR	42

Board Nominees
The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees

Matthew E. Rubel	67	2017	Current Chair of MidOcean Partners Private Equity Consumer Group; current Chair of Holley Inc.; former Executive Chair of KidKraft, Inc.; former director of Hudson’s Bay Company, HSNi and Treehouse Foods; former director, President and CEO of Varsity Brands, Inc.; former Chair, President and CEO of Collective Brands, Inc. and Cole Haan, Inc.; former Senior Advisor with Roark Capital Group & TPG Capital, L.P.	•Nominating and Governance

Ronald V. DaVella	67	2014	Current Financial Advisor and Partner of Industrial Succession Corp; current Chairman and director of Delta Dental of Arizona; current Financial Advisor of Universal Health Group; Former Audit Partner, Deloitte & Touche L.L.P.; former Director and Senior Vice President of Finance, The Alkaline Water Company; former Director of Mobile Holding Properties, LLC; former director and CFO of NanoFlex Power Corp.; former CFO of Amazing Lash Studio Franchise LLC	•Audit (Chair) •Nominating and Governance

THE JOINT	1	2025 Proxy Statement

Nominee	Age	Director Since	Principal Occupation	Committees

Suzanne M. Decker	63	2017	Current Director of Lightwave Dental; Current Director of Galen Mental Health; Current Consultant of Lindsay Goldberg; Former Advisor of Bond Veterinary, Inc.; Former Chief Human Resources Officer for Aspen Dental Management, Inc.; Former Director of Refresh Mental Health	•Compensation (Chair)

Jefferson Gramm	49	2024	Current Co-Founder, Partner and Portfolio Manager, Bandera Partners LLC; current Chairman of the Board of Directors, Tandy Leather Factory, Inc.; current Director, Innovative Food Holdings, Inc.; former Director, Rubicon Technology Inc.; former Director, Ambassadors Group Inc.; former Director, Morgan’s Foods Inc.; former Director, Peerless Systems Corporation	•Compensation

Christopher M. Grandpre	58	N/A	Current Operating Partner, Executive Board - MidOcean Partners; Chairman, Empower Brands; Former Founder, Chairman & CEO of Outdoor Living Brands, Inc.

Abraham Hong	53	2018	Current Executive Vice President and Chief Technology Officer, Learning Care Group; former Chief Operations Officer, Technologent; former Executive Vice President and Chief Information Officer at Discount Tire Company	•Audit •Compensation

Sanjiv Razdan	55	2024	Current President and Chief Executive Officer and Director of The Joint Corp.; Former Director of Bluestone Lane

THE JOINT	2	2025 Proxy Statement

Proxy Statement
2025 Annual Meeting of Stockholders To Be Held on May 21, 2025
Explanatory Note
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and we have elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement. As a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under Regulation S-K. We may choose to take advantage of some but not all of these reduced disclosure requirements until we are no longer a smaller reporting company. We will remain a smaller reporting company as long as (a) our public float is below $250 million as of the last business day of the second fiscal quarter of the most recently completed fiscal year or (b) our annual revenues for which audited financial statements are available are below $100 million for the most recently completed fiscal year and our public float is below $700 million as of the last business day of the second fiscal quarter of the most recently completed fiscal year.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our annual report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our annual report, and a form of proxy card. We believe that this process will allow us to provide our stockholders the information that they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 21, 2025. These proxy materials, which include the notice of annual meeting of stockholders, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.ProxyVote.com.
In this proxy statement, “we,” “us,” “our” and “our company” all refer to The Joint Corp.
Security Ownership of Certain Beneficial Owners And Management
The following table sets forth information regarding beneficial ownership of our common stock outstanding as of March 24, 2025, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.

THE JOINT	3	2025 Proxy Statement

The percentage ownership information shown in the table is based upon 15,322,532 shares of common stock outstanding as of March 24, 2025. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options that are vested or that will vest within 60 days of March 24, 2025. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.
Unless otherwise indicated, the persons or entities identified in this table have sole beneficial ownership with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Shares

Matthew E. Rubel	12,468	*
Ronald V. DaVella	12,534	*
Suzanne M. Decker	31,098	*
Jefferson Gramm(1)	3,937,296	25.7%
Peter D. Holt	177,978	1.2%
Abraham Hong	21,148	*
Glenn J. Krevlin	29,475	*
Sanjiv Razdan	89,032	*
Jake Singleton(2)	171,804	1.1%
Executive officers and directors as a group (8 persons)(2)	4,304,855	27.9%
Beneficial holders of 5% or more of our outstanding common stock

Bandera Partners LLC(1)	3,937,296	25.7%
The Vanguard Group Inc.(3)	1,031,068	6.7%
BlackRock Fund, Inc.(4)	829,833	5.4%
* Less than 1% of our shares
1.Based on Schedule 13D/A filed by Bandera Partners LLC, Gregory Bylinsky, and Jefferson Gramm with the SEC on January 6, 2025. The Schedule 13D/A was filed with respect to 3,937,296 shares directly held by Bandera Partners LLC. Mr. Bylinsky and Mr. Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC and may be deemed to have shared power to vote or dispose of the 3,937,296 shares. On December 19, 2024, Bandera Partners and certain of its affiliates (collectively, “Bandera”) entered into an Amended and Restated Nomination and Standstill Agreement (the “Amended Nomination and Standstill Agreement”) with us. Pursuant to the Amended Nomination and Standstill Agreement, we agreed, among other things, to include Mr. Gramm as a nominee for election to the Board of Directors in the proxy statement for the 2025 Annual Meeting and recommend that our stockholders vote in favor of his election. The address reported in the Schedule 13D/A is 50 Broad Street, Suite 1820, New York, New York 10004.

THE JOINT	4	2025 Proxy Statement

2.Includes 102,580 shares underlying vested stock options.
3.Based on Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 13, 2024. This beneficial holder has the sole power to vote or to direct the vote of 0 shares, shared power to vote or to direct the vote of 23,085 shares, sole power to dispose or to direct the disposition of 1,002,681 shares, and shared power to dispose or to direct the disposition of 28,387 shares. The address reported in the Schedule 13G/A is 100 Vanguard Blvd. Malvern, PA 19355.
4.Based on Schedule 13G/A filed by BlackRock Fund, Inc. with the SEC on November 8, 2024. This beneficial holder has the sole power to vote or to direct the vote of 823,863 shares and sole power to dispose or to direct the disposition of 829,833 shares. The address reported in the Schedule 13 G/A is 50 Hudson Yards, New York, NY 10001.

THE JOINT	5	2025 Proxy Statement

Proposal 1
Election of Directors
Our Board of Directors is currently set at seven directors. With the exception of Sanjiv Razdan, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of our company).
Our common stock is listed on the Nasdaq Capital Market, and accordingly, we have used the definition of “independence” of the Nasdaq Stock Market to determine whether our directors are deemed to be independent and the enhanced definition of “independence” under Nasdaq and SEC rules to determine whether members of certain committees are deemed to be independent. Based on those definitions, we have determined that, with the exception of Sanjiv Razdan, our President and Chief Executive Officer, all of our directors are independent under the applicable rules. The relationships and transactions reviewed and considered are more fully described in “Corporate Governance — Director Independence” below.
Each director elected at the 2025 Annual Meeting will hold office until our annual meeting of stockholders in 2026 (the “2026 Annual Meeting”) or until his or her successor is elected and qualified.
The election of directors is uncontested.
Voting in Uncontested Director Election
Under our bylaws, each director shall be elected by the vote of a majority of the votes cast in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.
If a nominee for election as a director is an incumbent director and the nominee is not reelected, Delaware law provides that the director continues to serve as a “holdover” director until his successor is elected and qualified or until he or she resigns. Under our bylaws, if an incumbent director is not reelected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Governance Committee shall make a recommendation to the Board of Directors whether to accept or reject the director’s resignation or whether other action should be taken. The Board of Directors shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tendered his or her resignation shall not participate in the Committee’s deliberations (if he or she is a member of the Committee) or in the Board of Directors’ decision.

VOTE

The Board of Directors recommends that stockholders vote “FOR” each of the seven nominees to the Board of Directors.

THE JOINT	6	2025 Proxy Statement

Nominees for Director
The following table provides information about the nominees for election as directors.

Nominee	Position with our Company	Age

Matthew E. Rubel	Lead Director	67
Ronald V. DaVella	Director	67
Suzanne M. Decker	Director	63
Jefferson Gramm	Director	49
Christopher M. Grandpre	None	58
Abraham Hong	Director	53
Sanjiv Razdan	President, Chief Executive Officer and Director	55

THE JOINT	7	2025 Proxy Statement

Nominees for Director
Matthew E. Rubel
Age: 67
Director Since: 2017
Independent Director
Current Chair, Mid Ocean Partners Private Equity Consumer Group;
Current Chair, Holley Inc.;
Former Executive Chair, KidKraft, Inc.;
Former Director, TreeHouse Foods, Inc.;
Former Director, Hudson’s Bay Company, and HSNi;
Former Director, President and CEO, Varsity Brands, Inc.;
Former Chair, President and CEO, Collective Brands, Inc.;
Former Chair, President and CEO, Cole Haan, Inc.;
Former Senior Advisor, Roark Capital Group & TPG Capital, L.P.
Matthew E. Rubel has served as a director since June 2017. Mr. Rubel currently serves as the Chair of the executive board for MidOcean Partners Private Equity Consumer Group and Holley Inc. Previously, he served as Executive Chair of KidKraft, Inc., director of TreeHouse Foods, Inc. and as director, President, and CEO of Varsity Brands, Inc. From 2015 to 2017, he served as a Senior Advisor at Roark Capital Group. From 2011 to March 2015, he served as Senior Advisor to both TPG Capital, L.P. and TPG Growth.
Prior to his advisor roles, Mr. Rubel served as President and Chief Executive Officer of Collective Brands, Inc. from 2005, and as its Chair from 2008, until 2011. From February 1999 to July 2005, he served as Chair, President and Chief Executive Officer of Cole Haan. Prior to joining Cole Haan, Mr. Rubel served as an Executive Vice President of J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999. Mr. Rubel has been a director of numerous multi-national retail companies and consumer brands.
In addition, Mr. Rubel has served on the Board of Hudson’s Bay Company and HSN, Inc. (also known as HSNi), the holding company of HSN and Cornerstone Brands, and Supervalu. In 2010, Mr. Rubel became a Presidential Appointee to the House Advisory Council on Trade Policy Negotiation.
Mr. Rubel’s qualifications to serve on the Board of Directors include his extensive business and management experience, along with his extensive private and public company board and committee experience.

Education
BS in Journalism, Ohio University; MBA in Marketing and Finance, University of Miami
Skills & Qualifications
Franchising & Industry Expertise, Financial Acumen & Expertise, Senior Management Leadership, CEO Leadership, Operations Management Expertise, Public Company Board Service, Corporate Finance & M&A Expertise, Marketing & Branding Expertise, Risk Management Expertise
The Joint Corp. Committees
Nominating & Governance
Other Public Company Boards
Current, Holley Inc., Previous, TreeHouse Foods, Inc., Collective Brands, Inc., Hudson’s Bay Company, HSN, Inc., Supervalu

THE JOINT	8	2025 Proxy Statement

Ronald V. DaVella
Age: 67
Director Since: 2014
Independent Director
Current Director and Chairman, Delta Dental of Arizona;
Current Financial Advisor, Universal Health Group;
Current Partner and Financial Advisor, Industrial Succession Corp;
Former Senior Vice President of Finance and Director, The Alkaline Water Company;
Former Director, Mobile Holding Properties, LLC;
Former Director and Chief Financial Officer, NanoFlex Power Corp.;
Former Chief Financial Officer, Amazing Lash Studio Franchise LLC;
Former Audit Partner, Deloitte & Touche LLP
Ronald V. DaVella has served as a director since our initial public offering in 2014. In March 2023, Mr. DaVella joined the board of The Alkaline Water Company, a consumer public company producing and selling alkaline water under the brand name Alkaline 88, where he previously served as Senior Vice President of Finance from April 2019 to January 2020. His board service ended in February 2024. He also serves as a member of the board of directors and Chairman at Delta Dental of AZ, a dental insurance company, and Universal Health Group, a company rolling up home health businesses. He is also a partner of and financial advisor to Industrial Succession Corp, a holding company which currently owns Manufacturing Succession Holdings, a manufacturer of sheet metal products in CA.
From May 2017 to March 2019, he served as director and Chief Financial Officer for NanoFlex Power Corporation, a public company that was commercializing two disruptive solar technologies. He also formerly served as the Chief Financial Officer for Amazing Lash Studio Franchise LLC, a franchisor of eyelash extension service studios with over 200 operating locations in the US, from March 2016 to May 2017. From August 2015 to February 2019, Mr. DaVella was also a franchise owner with Amazing Lash Studio Franchise LLC. Mr. DaVella was an audit partner with Deloitte & Touche LLP from June 1989 to July 2014.
Mr. DaVella is a certified public accountant-retired in the state of Arizona. He has assisted his clients when at Deloitte with mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC.
Mr. DaVella’s qualifications to serve on the Board of Directors include his accounting and financial expertise as a certified public accountant-retired, service in leadership and financial advisory positions in a number of companies, and experience in franchise operations.

Education
BS in Accounting, Queens College; MBA in Finance, Pace University
Skills & Qualifications
Franchising & Industry Expertise, Public Company Board Service, Financial Acumen & Expertise, Senior Management Leadership Corporate Finance & M&A Expertise, Real Estate Expertise, Operations Management Expertise, Risk Management Expertise
The Joint Corp. Committees
Audit, Nominating & Governance
Other Public Company Boards
Previous, The Alkaline Water Company Inc., and NanoFlex Power Corp.

THE JOINT	9	2025 Proxy Statement

Suzanne M. Decker
Age: 63
Director Since: 2017
Independent Director
Current Director, Galen Mental Health;
Current Director, Lightwave Dental;
Current Consultant, Lindsay Goldberg;
Retired, former Chief Human Resource Officer, Aspen Dental Management, Inc.;
Former Director, Refresh Mental Health;
Former Advisor, Bond Veterinary, Inc.
Suzanne Decker has served as a director since June 2017. She retired on December 31, 2022, after 22 years with Aspen Dental Management, Inc. (ADMI), which supports over 1,000 dentist-owned practices operating as Aspen Dental. Ms. Decker served as ADMI’s Chief Human Resources Director until April 2021, then transitioned to Executive Project Sponsor, where she drove key organizational initiatives by bridging communications between influencers and implementers.
During her tenure, ADMI expanded significantly, acquiring WellNow Urgent Care (2016), Rejuv Medical Aesthetic Clinic (now Chapter) and ClearChoice Management Services (2020), and AZ PetVet (now Lovet) in 2022. Ms. Decker provided HR advisory support for WellNow, Rejuv, and ClearChoice, overseeing a combined total of more than 285 locations across the U.S. She also led all HR-related functions for ADMI and Aspen Dental’s 15,000 employees, including compensation, benefits, performance and talent management, employee engagement, recruitment, training, and field HR. Earlier in her ADMI career, she worked in field operations supporting practice operations for two years.
Prior to ADMI, Ms. Decker was Director of Human Resources at Davis Vision Companies, a vertically integrated vision services provider.
Since March 2024, Ms. Decker has served as a consultant for private equity firm Lindsay Goldberg. She joined the Board of Directors of Galen Mental Health in November 2024 and Lightwave Dental in November 2023. Previously, she was a board member for Refresh Mental Health from January 2021 until its sale in February 2022. From April 2022 to April 2024, she advised Bond Vet, Inc., a multi-state veterinary business, focusing on human resources and talent acquisition
Ms. Decker’s qualifications to serve on the Board of Directors include her executive-level experience and expertise in human resources, including expertise in talent management and recruitment and human capital strategy.

Education
BS in Childhood Education, Russell Sage College
Skills & Qualifications
Franchising & Industry Expertise, Senior Management Leadership, Marketing & Branding Expertise, Operations Management Expertise
The Joint Corp. Committees
Compensation
Other Public Company Boards
None

THE JOINT	10	2025 Proxy Statement

Jefferson Gramm
Age: 49
Director Since: 2024
Independent Director
Current Co-Founder, Partner and Portfolio Manager, Bandera Partners LLC;
Current Chairman of the Board, Tandy Leather Factory, Inc.;
Current Director, Innovative Food Holdings, Inc.
Former Director, Rubicon Technology Inc.;
Former Director, Ambassadors Group Inc.;
Former Director, Morgan’s Foods Inc.;
Former Director, Peerless Systems Corporation
Jefferson Gramm has served as a director since January 2024. Mr. Gramm is a co-founder, partner and portfolio manager at Bandera Partners LLC, a New York based investment fund founded in 2006. Prior to founding Bandera in 2006, he served as Managing Director of Arklow Capital, LLC, a hedge fund focused on distressed and value investments, from October 2004 to July 2006. Mr. Gramm has extensive board experience and currently serves as the Chairman of the Board of Tandy Leather Factory, Inc. and as a director of Innovative Food Holdings, Inc. Mr. Gramm previously served on the Board of Directors of Rubicon Technology, Inc., Ambassadors Group Inc., Morgan’s Foods Inc., and Peerless Systems Corp.
Mr. Gramm’s qualifications to serve on the Board of Directors include his extensive board experience and his unique and valuable perspective with respect to corporate governance, our stockholder base and stockholder issues in general.

Education
BA in Philosophy from University of Chicago; MBA, Columbia University
Skills & Qualifications
Franchising & Industry Expertise, Public Company Board Expertise, Financial Acumen & Expertise
The Joint Corp. Committees
Compensation
Other Public Company Boards
Current, Tandy Leather Factory, Inc., Innovative Food Holdings, Inc., Previous, Rubicon Technology, Inc.

THE JOINT	11	2025 Proxy Statement

Christopher M. Grandpre
Age: 58
Board of Directors Nominee
Current Chairman, Empower Brands;
Current Operating Partner, Executive Board, MidOcean Partners;
Former Founder, Chairman & CEO, Outdoor Living Brands, Inc.
Former CEO & Director, National Restorations (now Renovar);

Former Chairman & CEO, U.S. Structures;

Former Director, National Guaranty Corporation;

Former Managing Director, Matrix Capital Markets Group
Christopher M. Grandpre has over thirty years of experience both as an M&A investment banker and as the founder and CEO of a multi-branded franchise company. Concurrent with the acquisition of Outdoor Living Brands by MidOcean Partners and its combination with LYNX Franchising in late 2021, Mr. Grandpre stepped out of the CEO role to turn the reigns over to the leadership team he had built since founding the company in 2008. The company has been rebranded to Empower Brands and is the franchisor of ten residential and commercial service franchise systems with sales in excess of $1.5 billion.
Mr. Grandpre joined the Empower Brands Board in 2021 and became Chairman in 2022. In this role, his assists the senior leadership team with strategy and evaluation of additional franchise businesses to acquire or incubate. As an Operating Partner with MidOcean, he assists in prosecuting an investment thesis targeting franchised consumer businesses. Prior to joining MidOcean, Mr. Grandpre set the strategic direction for Outdoor Living Brands. After leading the turnaround of the Archadeck franchise in 2006-2007, he purchased the business from the founder and formed Outdoor Living Brands. The company was grown through acquisitions and incubation and operated five consumer service franchises.
Prior to launching Outdoor Living Brands, Mr. Grandpre provided sell-side M&A advisory services to owners of privately held businesses after starting his career in managment consulting with what is now Accenture.
Mr. Grandpre’s qualifications to serve on the Board of Directors include his expertise and executive-level experience founding and operating a multi-brand franchise platform.

Education
BSBA - Finance from the University of Notre Dame and an MBA from Virginia Commonwealth University
Skills & Qualifications
Franchise & Industry Expertise, Financial Acumen & Expertise, Corporate Finance & M&A Expertise, Senior Management Leadership, Marketing & Branding Expertise, CEO Leadership, Operations Management Expertise
The Joint Corp. Committees
None
Other Public Company Boards
None

THE JOINT	12	2025 Proxy Statement

Abraham Hong
Age: 53
Director Since: 2018
Independent Director
Current EVP, Chief Technology Officer, Learning Care Group;
Former EVP, Chief Operations Officer, Technologent;
Former EVP, Chief Information Officer, Discount Tire Company;
Former Senior Vice President and Chief Information Officer, Red Rock Resorts, Inc.;
Former Vice President, Global IT Infrastructure & Technology Architecture, Starbucks Corp.
Abraham Hong has served as a director since June 2018. Mr. Hong is currently the Executive Vice President and Chief Technology Officer for Learning Care Group, an early child education company. In his current role, Mr. Hong is responsible for leading all aspects of Learning Care Group’s technology strategy, its information technology function & capabilities, overseeing technical infrastructure, audit, cyber security, and all digital initiatives. Mr. Hong formerly served as Executive Vice President and Chief Operations Officer at Technologent from June 2020 to August 2021. Technologent is a global company specializing in digital consulting, technical solution development and managed services. In this role, Mr. Hong was responsible for the company’s business strategy, human resources, product development, audit, corporate cybersecurity, and customer-facing service delivery.
Prior to Technologent, Mr. Hong served as Executive Vice President and Chief Information Officer for Discount Tire Company from August 2017 to February 2020. In this role, Mr. Hong was responsible for all customer-facing and back-of-house systems and for the company’s digital technology strategy. Discount Tire Company is a $5 billion privately held retail company, headquartered in Scottsdale, Arizona, with 950+ stores and a strong online presence.
Prior to Discount Tire, Mr. Hong served as Senior Vice President and Chief Information Officer at Red Rock Resorts, Inc. Mr. Hong was instrumental in modernizing the company’s enterprise systems to facilitate its 2016 initial public offering and its overall digital business strategy. Before that, Mr. Hong was responsible for international IT and all customer and back-office technology at Starbucks Corporation. In that role, he led and supported key IT initiatives, including enabling strong international store growth, managing the global rollout of a new point-of-sale mobile application and integrating retail infrastructure across three continents.
Mr. Hong’s qualifications to serve on the Board of Directors include his expertise and executive-level experience in information technology and cybersecurity.

Education
BE in Engineering, United States Military Academy at West Point
Skills & Qualifications
Franchise & Industry Expertise, Public Company Board Service, Senior Management Leadership Operations Management Expertise, IT and Risk Management Expertise
The Joint Corp. Committees
Audit, Compensation
Other Public Company Boards
None

THE JOINT	13	2025 Proxy Statement

Sanjiv Razdan
Age: 55
Director Since: 2024
Non-Independent Director
President and Chief Executive Officer, The Joint Corp.
Former Director, Bluestone Lane
Sanjiv Razdan was appointed as our President and Chief Executive Officer and a director by the Board of Directors effective October 14, 2024.
Mr. Razdan most recently served as the President, Americas & India for International Coffee & Tea, LLC d/b/a The Coffee Bean & Tea Leaf, a global specialty coffee and tea house operating approximately 1,200 cafes throughout 30 countries, a position that he has held from March 2021 until May 2024. From April 2018 through June 2020, Mr. Razdan served as Chief Operating Officer of Sweetgreen, Inc., a California-based food service company operating over 230 locations across multiple states. From November 2014 through September 2017, he served as Senior Vice President and Chief Operations Officer of Applebee’s Neighborhood Grill & Bar, a division of Dine Brands Global, Inc. Applebee’s is the world’s largest casual dining restaurant chain, with $4.5 billion in system sales at the time of Mr. Razdan’s employment. From June 1995 through October 2014, Mr. Razdan held various positions at Yum! Brands, Inc., including, most recently, as the Country General Manager for India from October 2011 through October 2014.
Mr. Razdan’s qualifications to serve on the Board of Directors include his position as our President and Chief Executive Officer, with extensive leadership level experience in large franchisors, strong consumer service brands and business transformation for growth throughout his career.

Education
Bachelor of Science degree in Physics and Computer Science from St. Xavier’s College and completed a post-graduate program in Hotel Administration with ITC Hotels and holds a certificate from Cornell University in QSR Management.
Skills & Qualifications
Franchising & Industry Expertise, Financial Acumen & Expertise, Senior Management Leadership, Marketing or Branding Expertise, CEO Leadership, Real Estate Expertise, Operations Management Expertise, IT and/or Risk Management Expertise
The Joint Corp. Committees
None
Other Public Company Boards
None

THE JOINT	14	2025 Proxy Statement

Director Skills and Qualifications
We believe that our seven director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service in management, on the boards of other public and private companies, and in counseling other companies and their directors, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.
The Board of Directors regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board of Directors. The following chart summarizes the skills and qualifications of our current directors:

Senior Management Leadership Experience serving in a senior leadership role of a major organization ( e.g. CFO, General Counsel, President, or Division Head)
Franchise & Industry Expertise Franchising expertise or experience in health or retail related industries
Public Company Board Service Experience as a board member of another publicly-traded company
Operations Management Expertise Experience or expertise in managing the operations of a business or major organization
Financial Acumen & Expertise Experience or expertise in financial accounting and reporting or the financial management of a major organization
IT and/or Risk Management Expertise Experience in or knowledge of information technology or risk oversight, or the development of IT and risk management policy and procedures
Corporate Finance and M&A Expertise Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking
Marketing or Branding Expertise Experience in or knowledge of brand development, consumer insight, or market research
CEO Leadership Experience serving as the Chief Executive Officer of a major organization
Real Estate Expertise Experience in or knowledge of retail or commercial real estate

THE JOINT	15	2025 Proxy Statement

Corporate Governance
Director Independence
The Board of Directors has determined that each of our non-employee directors, Matthew E. Rubel, Ronald V. DaVella, Suzanne M. Decker, Jefferson Gramm, Abraham Hong, and Glenn J. Krevlin, are independent in accordance with the listing standards of The Nasdaq Stock Market LLC and SEC rules. The Board of Directors has further determined that all members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee are independent in accordance with the listing standards of The Nasdaq Stock Market LLC and SEC rules applicable to such committees. Sanjiv Razdan, a director, is not independent due to his employment as our President and Chief Executive Officer.
Leadership Structure of the Board of Directors
Chair of the Board of Directors
We presently do not have a director serving in the office of Chair of the Board of Directors. While our bylaws and corporate governance guidelines do not require the positions of Chair and Chief Executive Officer to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. In the event we do elect a Chair, we intend to adhere to the principle that the position of Chair of the Board of Directors should be separate from the position of Chief Executive Officer.
Lead Director
In August 2017, our Board of Directors appointed Matthew E. Rubel as our Lead Director. The Lead Director is responsible for coordinating the scheduling and agenda of meetings of the Board of Directors and the preparation and distribution of agenda materials. The Lead Director presides at meetings of the Board of Directors and oversees the scope, quality and timeliness of the flow of information from our management to the Board of Directors and serves as an independent point of contact for stockholders wishing to communicate with the Board of Directors.
Committees of the Board of Directors
Our Board of Directors has a standing Compensation Committee, Audit Committee, and Nominating and Governance Committee. All of the members of each committee are outside directors who are independent under the applicable listing standards of The Nasdaq Stock Market LLC and SEC rules.
Compensation Committee
The Compensation Committee is responsible for, among other things, determining the cash compensation and equity compensation of our executive officers, subject to the review of our full Board of Directors and approval by the Board of Directors in the case of cash compensation only. On an annual basis, the Compensation Committee reviews the respective salaries of our executive officers in light of the goals and objectives relevant to each officer, including, as the Compensation Committee deems appropriate, consideration of (i) the individual officer’s position, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of salary increases for our employees generally, and (iv) the salaries paid to comparable officers in comparable companies. On an annual basis, the Compensation Committee also determines appropriate cash bonuses, if any, for our executive officers (based upon an applicable percentage of base salary as determined by the Compensation Committee) after consideration of specific individual and company performance goals and criteria. Furthermore,

THE JOINT	16	2025 Proxy Statement

the Compensation Committee grants stock awards under the stock plan to our executive officers and other employees and determines the terms, conditions, restrictions and limitations of the awards granted. In this regard, the number of shares of stock for which awards are granted are based on, as the Compensation Committee deems appropriate, each individual’s position and our financial performance and the Compensation Committee’s assessment of the individual’s performance, initiative, contribution to our success and total compensation package. The Board of Directors, upon the Compensation Committee’s recommendation, has delegated authority to our Chief Executive Officer to grant restricted stock awards in connection with new hires and promotions of current employees who are not Section 16 officers under specific guidelines set by the Compensation Committee. This delegation of authority does not extend to awards granted under our annual incentive stock program or any awards falling outside the stated guidelines. The Compensation Committee has the sole authority, at our expense, to select, retain, compensate and oversee any compensation consultant to be used to assist in its evaluation of the compensation of our directors and executive officers. The Compensation Committee also has the authority to obtain legal counsel, accountants, and other advisers of its choice to further assist the Compensation Committee in connection with its functions and to set the compensation and oversee the work of such advisers. In addition, the Compensation Committee is responsible for administering our Executive Officer Clawback Policy.
In February 2023, the Compensation Committee engaged the consulting firm of Korn Ferry to evaluate the compensation packages for our leadership team, including our executive officers. In its report, Korn Ferry compared pay levels for our executive officers against data from Korn Ferry’s survey database of executive compensation and from proxies of peer group companies. The comparison data consisted of base salary, targets for short-term incentives, targets for total cash compensation, long-term incentives and target total direct compensation. The report then determined for each category the percentile into which our executive officers’ compensation fell relative to the executive officers of comparable companies. The Compensation Committee used this data, along with the Board of Directors’ assessments of the performance of our executive officers, to determine our executive officers’ compensation packages. Additionally, the Compensation Committee considered recommendations made by Peter D. Holt regarding Jake Singleton’s compensation package. The compensation packages for our leadership team, including our executive officers, have not been re-evaluated by the consulting firm of Korn Ferry or any other consulting firm since the February 2023 evaluation. The Compensation Committee performs the evaluation every two years and expects the next evaluation to take place in 2025.
Audit Committee
The Audit Committee has been established in accordance with Section 3(a)(58)A of the Exchange Act. The Audit Committee oversees our accounting and financial reporting processes and the integrity of our financial statements. The Audit Committee’s responsibilities also include oversight of our internal accounting and financial controls, the qualifications and independence of our independent accountants, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for reviewing, setting policy regarding and evaluating the effectiveness of our processes for assessing significant risk exposures and the measures that management has taken to minimize such risks. In carrying out these responsibilities, the Audit Committee is charged with, among other things: overseeing our internal audit department, reviewing and approving the internal audit plan, and reviewing and discussing internal audit department reports related to the department’s activities and mission; appointing, replacing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; discussing with our independent registered public accounting firm its independence from management; reviewing with our independent registered public accounting firm the scope and results of its audit; approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; reviewing periodically with our counsel and/or principal regulatory compliance officer any legal and regulatory matters that may have a material adverse effect on our financial statements, operations, compliance policies and

THE JOINT	17	2025 Proxy Statement

programs; reviewing and approving procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; reviewing and approving related person transactions; annually reviewing the Audit Committee charter and the Audit Committee’s performance; and handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters and the structure, composition and function of the Board of Directors and its committees.
The Nominating and Governance Committee is also responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the full Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting.
The Nominating and Governance Committee endeavors to select nominees that possess certain basic personal and professional qualities that are necessary in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. With limited exceptions, the Nominating and Governance Committee believes that all persons nominated to serve as director should possess certain minimum qualifications consisting of the following:
•integrity and ethical character and an appreciation of these qualities in others;
•an absence of conflicts of interest;
•the ability to provide fair and equal representation of all stockholders;
•demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor;
•sound judgment, resulting from management or policy-making experience, that demonstrates an ability to function effectively in an oversight role;
•business understanding, with a general appreciation of major issues facing public companies of a size and operational scope similar to ours;
•available time to devote to the business of the Board of Directors and its committees;
•competencies and skills that are complementary to those of the existing members of the Board of Directors, which skills should include experience in one or more of the following areas: franchising, small box retail, company governance, management, financial matters, marketing and branding, real estate, technology, strategy, risk management and legal affairs; and
•professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship that will promote diversity on the Board of Directors.
We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board of Directors’ ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the practice of renominating incumbent directors who continue to satisfy the Nominating and Governance Committee's criteria for membership on the Board of Directors and whom the Nominating and Governance Committee believes continue to make important contributions to the Board of Directors. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Nominating and Governance

THE JOINT	18	2025 Proxy Statement

Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board of Directors. The Nominating and Governance Committee will then evaluate their qualifications and performance, and if the Nominating and Governance Committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties during the preceding term, the Nominating and Governance Committee will propose the incumbent director for reelection, absent special circumstances.
The Nominating and Governance Committee will identify and evaluate new candidates for election to the Board of Directors in order to fill vacancies on the Board of Directors when there is no qualified and available incumbent. In evaluating a new candidate, the Nominating and Governance Committee will consider whether the candidate meets the minimum qualifications discussed above. These qualifications include consideration as to whether and how the candidate would contribute to the Board of Directors’ diversity, defined broadly to include gender and ethnicity as well as background and experience. The Nominating and Governance Committee will solicit recommendations for nominees from persons that the Nominating and Governance Committee believes are likely to be familiar with qualified candidates, which may include current members of the Board of Directors and management, and the Nominating and Governance Committee has the authority to retain a professional search firm for assistance, if appropriate. The Nominating and Governance Committee will consider candidates proposed by stockholders and will evaluate any such candidate using the same criteria used to evaluate any other candidate, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder-recommended nominees, the size and duration of the interest of the recommending stockholder in our equity. The Nominating and Governance Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest, including, in the case of nominees recommended for election at an annual meeting, whether it intends to continue holding its interest at least through the time of such annual meeting.
Procedures for Submitting Stockholder-Recommended Nominees. Any stockholder who wants to propose a candidate should submit a written recommendation to the Nominating and Governance Committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. Any such recommendation should be addressed to the Board of Directors, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
In addition to recommending director candidates to the Nominating and Governance Committee, stockholders may also, pursuant to procedures established in our bylaws, directly nominate one or more director candidates to stand for election at an annual meeting of stockholders. A stockholder wishing to make such a nomination must deliver written notice of the nomination to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary of the previous year’s annual meeting, the stockholder’s notice must be received no later than the later of the close of business on the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting was first made, and no earlier than the 120th day, prior to the annual meeting.
Stockholders may also submit director nominees to the Board of Directors to be included in our annual proxy statement, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2026 Annual Meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to us not less than 120 days nor more than 150 days prior to the anniversary of the date that we first mailed our proxy materials for the annual meeting of the previous year. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary of the previous year’s annual meeting, the stockholder’s notice must be received no later than the later of the close of business on the 120th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting was first made, and no earlier than the 150th day, prior to the annual meeting.

THE JOINT	19	2025 Proxy Statement

Committee Charters
Each of the Audit, Compensation, and Nominating and Governance Committees operates under a written charter adopted by the Board of Directors, which are available on our website, https://ir.thejoint.com/governance-docs.
Committee Members and Meetings
The following table provides information about the membership of the committees of the Board of Directors:

Audit Committee(1)	Position

Ronald V. DaVella	▲
Abraham Hong	●
Glenn J. Krevlin(2)	●
Compensation Committee	Position

Suzanne M. Decker	▲
Jefferson Gramm	●
Abraham Hong	●
Nominating And Governance Committee	Position

Glenn J. Krevlin(2)	▲
Ronald V. DaVella	●
Matthew E. Rubel Lead Director	●

Chair	● Member
1.The Board of Directors has determined that all members of the Audit Committee are audit committee financial experts as described in the applicable rules of the SEC and are independent under the applicable listing standards of The Nasdaq Stock Market LLC and SEC rules.
2.Mr. Krevlin is not continuing as a director after the completion of his current term, which expires at the 2025 Annual Meeting.

Our Board of Directors held eight meetings by teleconference or in person during 2024. The Audit Committee held four meetings during 2024, the Compensation Committee held five meetings during 2024, and the Nominating and Governance Committee held three meetings during 2024.
All of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served). Members of our Board of Directors are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings. One member of our Board of Directors attended our annual meeting of stockholders in 2024.

THE JOINT	20	2025 Proxy Statement

Director Compensation
The following table sets forth the compensation paid to our non-employee directors for the year ended 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Pl Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Matthew E. Rubel	71,000	50,000	—	—	—	—	121,000
Ronald V. DaVella	74,000	50,000	—	—	—	—	124,000
Suzanne M. Decker	58,000	50,000	—	—	—	—	108,000
Jefferson Gramm	—	—	—	—	—	—	—
Abraham Hong	59,000	50,000	—	—	—	—	109,000
Glenn J. Krevlin(3)	68,000	50,000	—	—	—	—	118,000
1.The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in reaching this valuation, see “Restricted Stock” in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025.
2.The aggregate number of unvested stock awards outstanding at 2024 held by each non-employee director was as follows: Mr. Rubel – 3,306; Mr. DaVella – 3,306; Ms. Decker – 3,306; Mr. Hong – 3,306; and Mr. Krevlin – 3,306.
3.Mr. Krevlin is not continuing as a director after the completion of his current term, which expires at the 2025 Annual meeting.
In 2024, with the exception of Jefferson Gramm, each director who was not also one of our employees, upon election or reelection to the Board of Directors, received a fee of $50,000 per year. Each non-employee director, upon his or her election or reelection as a director, also received that number of restricted shares equal to $50,000, divided by the closing price of our stock on the election date. This restricted stock was granted under The Joint Corp. 2024 Incentive Stock Plan (the “2024 Plan”) and will vest on the earlier of (i) one year from the grant date and (ii) the date of the next annual meeting of our stockholders occurring after the date of grant.
In addition to the compensation described above, each committee chair received an annual stipend in the following amounts:
•Audit Committee Chair: $15,000
•Compensation Committee Chair: $10,000
•Nominating and Governance Committee Chair: $5,000
With the exception of Jefferson Gramm, each non-chair member of the committees listed above received an annual stipend in the amount of $2,000. Our Lead Director received an annual stipend in the amount of $15,000. The Board of Directors formed a special Information Technology Committee to oversee the selection, development and implementation of our new IT platform. The members of this committee received an annual stipend in the amount of $5,000. The Board of Directors formed a special Finance Committee to: (i) assume the day-to-day responsibility for reviewing and approving in a timely manner management’s expenditures that exceed management limitations; (ii) approve ordinary course acquisitions and dispositions of clinic locations, development agreements and other assets; and (iii) retain a financial advisor for and on behalf of the Board of Directors to assist with its strategic review. The members of this committee receive an annual stipend in the amount of $15,000 for the committee chair and $5,000 for non-chair members. All fees payable to directors are payable quarterly.

THE JOINT	21	2025 Proxy Statement

All of our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or its committees and for other expenses reasonably incurred in their capacity as directors.
Executive Sessions of the Board of Directors
Our Board of Directors excuses Sanjiv Razdan, our President and Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board of Directors in order to allow the Board of Directors to review Mr. Razdan’s performance as President and Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.
Board of Directors’ Evaluation
Our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors. Typically, this is done through the completion by the directors of confidential evaluation forms, the results of which are provided to the Chair of the Nominating and Governance Committee. At a subsequent meeting of the Board of Directors, the Chair of the Nominating and Governance Committee leads a discussion with the full Board of Directors of any issues and suggestions for improvement identified in these evaluation forms.
Required Resignation on Change of Job Responsibilities
The Board of Directors has adopted a written policy that a director must tender his or her resignation if the director (i) changes his or her employer or otherwise has a significant change in job responsibilities, (ii) accepts or intends to accept a directorship with another company (or with any other organization that would require a significant time commitment) or (iii) in the case of a director who is an employee of our company, retires or otherwise terminates active employment with our company. The Nominating and Governance Committee will then evaluate the circumstances of the director’s new position and recommend to the full Board of Directors whether to accept or reject the director’s resignation in light of whether the director continues to satisfy the Board of Directors’ membership criteria and whether continued service on the Board of Directors is appropriate.
Communications with the Board of Directors
Stockholders who would like to communicate with the Board of Directors may do so by writing to the Board of Directors, The Joint Corp. 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board of Directors’ responsibilities will be forwarded to the Lead Director and at his direction to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board of Directors’ responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to a particular committee of the Board of Directors will be forwarded to the chair of that committee and, at his or her direction, to the other members of the committee.
Policies and Procedures for Related Person Transactions
The Board of Directors has adopted a written policy requiring certain transactions with related persons to be approved by the Audit Committee. A related person includes any director or executive officer, 5% or greater stockholders, or the immediate family members of the foregoing for purposes of this policy. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person will have a direct or indirect material interest. In reviewing any such transactions, the Audit Committee will consider all of the relevant facts and circumstances of the proposed transaction, including the benefits to us, the effect of the proposed transaction on the director’s independence (if the

THE JOINT	22	2025 Proxy Statement

related person is a director), the materiality and character of the related person’s interest, the availability and opportunity costs of other sources for comparable products or services, the terms of the proposed transaction, and whether those terms are comparable to the terms available to an unrelated third-party or to employees generally. A related person transaction will be approved or ratified if, after considering all relevant factors, it is determined in good faith that the transaction is not inconsistent with our best interests or the best interests of our stockholders. Under the policy, any director who has an interest in a related person transaction will recuse himself or herself from any formal action with respect to the transaction.
Related Person Transactions
Mr. Jefferson Gramm, the Managing Partner of Bandera Partners LLC, who is a beneficial holder of more than 5% of our outstanding common stock (approximately 26% as of December 31, 2024), was appointed to the Board of Directors effective as of January 2, 2024.
In December 2020, we sold two franchise licenses at $39,900 and $29,900 each (which reflects the $10,000 multi-unit discount for the second license per the Franchise Disclosure Document) to Mr. Marshall Gramm, who is a family member of Mr. Jefferson Gramm. In April 2020 and 2021, we sold two franchise licenses at $39,900 and $29,900, respectively (which reflects the $10,000 multi-unit discount for the second license per the Franchise Disclosure Document), to a franchisee of which Mr. Jefferson Gramm is a 50% co-partner in the business. In the fourth quarter of 2024, Mr. Jefferson Gramm divested of his interest in the clinics to which he is a 50% co-partner in the business.
These transactions involved terms no less favorable to us than those that would have been obtained in the absence of such affiliation. Although we have no way of estimating the aggregate amount of franchise fees, royalties, advertising fund fees, IT-related income and computer software fees that these franchisees will pay over the life of the franchise licenses, the franchisees affiliated with Mr. Gramm are subject to such fees under the same terms and conditions as all other franchisees.
In October 2020, Mr. Gramm loaned approximately $370,000 to an unaffiliated franchisee that owns and operates one franchise clinic. The loan is not secured by the assets of the business, and there are no foreclosure rights. As of December 31, 2024, the remaining balance on the unsecured loan was $270,800.
On December 19, 2024, Bandera entered into the Amended Nomination and Standstill Agreement with us, which amends and restates in its entirety the Nomination and Standstill Agreement, dated as of November 6, 2023, by and among Bandera and us. Pursuant to the Amended Nomination and Standstill Agreement, we agreed, among other things, to include Mr. Gramm as a nominee for election to the Board of Directors in the proxy statement for the 2025 Annual Meeting and recommend that our stockholders vote in favor of his election. The Amended Nomination and Standstill Agreement also provides for director replacement rights prior to the termination of the Amended Nomination and Standstill Agreement, subject to certain conditions as further described in the Amended Nomination and Standstill Agreement. In addition, the Amended Nomination and Standstill Agreement includes certain voting commitments and standstill obligations by Bandera as well as certain restrictions on the transfer of our common stock, par value $0.001 per share, held by Bandera and mutual non-disparagement provisions. The Amended Nomination and Standstill Agreement will remain in place until the earlier of (i) January 2, 2026 and (ii) thirty (30) days prior to the nomination deadline for the 2026 Annual Meeting.
Anti-Hedging Policy
Our directors and executive officers are prohibited from (i) short selling our securities, including short sales “against the box”; (ii) hedging or monetizing transactions that are designed to hedge or offset decreases in the price of our securities; (iii) publicly traded option transactions, including puts and calls, and other derivative securities related to our securities; and (iv) holding our securities in a margin account or otherwise pledging our securities in any manner.

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Code of Business Conduct and Ethics
We have adopted a Code of Ethics and Business Conduct that applies to employees, officers and directors, including our executive management team, such as our President and Chief Executive Officer and our Chief Financial Officer. This Code of Ethics and Business Conduct is posted on the “Governance – Governance Documents” section of our Investor Relations website at https://ir.thejoint.com/governance-docs. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Ethics and Business Conduct by posting such information on our website.
Insider Trading Policies and Procedures
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Risk Oversight
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board of Directors is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for our company and our stockholders or that such strategies will motivate management to take excessive risks. As part of its responsibilities, the Board of Directors and its standing committees also regularly review and discuss with management material strategic, operational, cybersecurity, financial, legal, compensation and compliance risks, as well as emerging or evolving risks as they arise. Each of the three committees of the Board of Directors is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors.
In particular, our Audit Committee is responsible for oversight of our system of internal controls and risks relating to financial reporting and regulatory and accounting compliance. The Audit Committee focuses on general risk management strategy and ensures that appropriate risk mitigation procedures are implemented by management. The Audit Committee is assisted in this role by our internal audit department. The internal audit department annually prepares a risk-based audit plan, with input from senior management and review and approval by the Audit Committee. The internal audit department periodically reports to the Audit Committee on its performance relative to the audit plan and on significant risk exposures and control issues. The internal audit department also maintains a high-level assessment of risks and controls for our key operations, functions, processes, applications, and systems. The Audit Committee reports any significant risk management issues to the Board of Directors as part of the Board of Directors’ general oversight responsibility.

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Stock Ownership Guidelines
We have established stock ownership guidelines for certain of our senior officers (currently, our President and Chief Executive Officer and our Chief Financial Officer) and our directors to more closely align their interests with those of our stockholders. Under these guidelines, they are required to own shares of our stock having a value equal to or greater than the following targets within five years of becoming subject to the targets:

Category	Stock Ownership Target

CEO	3 times annual total cash compensation
Other §16 Officers	2 times annual total cash compensation
Board of Directors	2 times annual cash retainer

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Audit Committee Report
Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and our compliance with applicable legal and regulatory requirements. The Audit Committee’s charter is available on our website, https://ir.thejoint.com/governance-docs. The members of the Audit Committee who served during 2024 were Ronald V. DaVella (Chair), Abraham Hong and Glenn J. Krevlin, all of whom are independent under the applicable listing standards of The Nasdaq Stock Market LLC and SEC rules.
Our management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is one of oversight, and it does not provide expert or other special assurance regarding our financial statements or the quality of the audits performed by our independent public accountants.
In carrying out its oversight responsibility, the Audit Committee has reviewed and discussed with both management and BDO USA, P.C., our independent registered public accounting firm for 2024, all quarterly and annual financial statements prior to their issuance. The Audit Committee’s reviews and discussions with BDO USA, P.C. included executive sessions without the presence of our management. The Audit Committee also included discussions of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also discussed with BDO USA, P.C. matters relating to its independence, including a review of its audit and non-audit fees and the letter and written disclosures that the Audit Committee received from BDO USA, P.C. pursuant to Rule 3526 of the PCAOB, Communications with Audit Committees Concerning Independence.
In addition, the Audit Committee continued to monitor the scope and adequacy of our internal controls and to ensure the continued effective operation of these controls, programs and initiatives to strengthen the effectiveness of our internal controls and steps taken to implement recommended improvements.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee at the time of the filing of our Annual Report on Form 10-K for the year ended December 31, 2024 who approved this report.
Ronald V. DaVella, Chair
Abraham Hong
Glenn J. Krevlin

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Executive Officers
The following table provides information about our executive officers.

Executive Officer	Position with our Company	Age

Sanjiv Razdan	President, Chief Executive Officer and Director	55
Jake Singleton	Chief Financial Officer	43
Sanjiv Razdan, our President and Chief Executive Officer, is listed as a nominee for director. Please see “Nominees for Director” on page 7. Our executive officers are appointed by our Board of Directors.
Jake Singleton
Chief Financial Officer,
The Joint Corp.
Age: 43
Officer Since: 2018
Jake Singleton served as our controller from June 2015 until his appointment as Chief Financial Officer in November 2018. As the controller, he was responsible for our full accounting operations, including the production of timely financial statements and related SEC filings and maintenance of a comprehensive set of internal controls designed to mitigate risk and enhance the accuracy of our reported financial results. Prior to his employment with us, Mr. Singleton served for ten years in Ernst and Young’s Assurance Services practice.
At Ernst and Young, Mr. Singleton focused on serving public companies and providing assistance in raising capital through debt and equity offerings. Mr. Singleton also gained international experience in Ernst and Young’s Capital Markets transactional accounting group during a two-year rotation in the United Kingdom, where he focused on U.S. GAAP and SEC reporting compliance for foreign entities raising capital in the United States.

Education
BS and MA in Accounting, University of Arizona – Eller College of Management
Skills & Qualifications
Financial Acumen & Expertise, Senior Management Leadership

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Executive Compensation
Summary Compensation Table
The following table shows the total compensation paid or accrued during our fiscal years ended December 31, 2024 and 2023 to our President and Chief Executive Officer, our former President and Chief Executive Officer, and our Chief Financial Officer, which we refer to as our “named executive officers” or “NEOs”:

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)

Sanjiv Razdan(4) President and Chief Executive Officer	2024	127,703	100,000	400,000	236,532	—	—	—	864,235
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
Peter D. Holt(5) Former President and Chief Executive Officer	2024	398,547	—	271,822	—	—	—	524,424	1,194,793
	2023	418,200	—	271,811	—	—	—	16,085	706,096
	2022	453,446	—	271,830	—	—	—	16,085	741,361
Jake Singleton Chief Financial Officer	2024	330,266	—	245,688	—	83,475	—	13,211	672,640
	2023	311,298	—	217,611	—	—	—	12,452	541,361
	2022	270,679	—	124,968	—	—	—	10,242	406,418
1.The amounts in these columns represent grant-date fair value for awards granted, whether or note vested, during the years ended 2024, 2023 and 2022. For a discussion of the assumptions used in reaching this valuation, see Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025.
2.The amounts in this column represent company contributions (including matching contributions), whether or not vested, on a nondiscriminatory basis to a defined contribution plan (e.g., 401(k) plan). The amounts in this column attributable to Peter D. Holt include the company 401(k) plan matching contributions of $12,224 in addition to $418,200 severance paid or accrued for the year ended 2024 and $94,000 paid in 2024 representing full satisfaction of any obligation Mr. Holt under our short-term incentive plan.
3.The amounts in this column represent earned and accrued cash bonuses for our principal executive officer(“PEO”) and other NEO under our short-term incentive plan. We base cash bonuses for our PEO and other NEO under our short-term incentive plan on the achievement of a target EBITDA established by our Board of Directors each year. We define EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. Please see “Part II, Item 7, Non-GAAP Financial Measures” on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, for the reconciliation of net income to Adjusted EBITDA.
4.Mr. Razdan was appointed as our President and Chief Executive Officer effective October 14, 2024.
5.Mr. Holt resigned effective October 10, 2024.

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Pay versus Performance Table

Year	Summary Compensation Table Total for First PEO(1) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Compensation Actually Paid to First PEO(3) ($)	Compensation Actually Paid to Second PEO(4) ($)	Summary Compensation Table Total for non-PEO named executive officers(1) ($)	Compensation Actually Paid to non-PEO named executive officers(5) ($)	Value of initial fixed $100 investment based on Total Shareholder Return ($)	Net Income/(Loss) ($)	EBITDA(2) ($)

2024	1,194,793	864,235	759,315	881,867	672,640	750,547	(79)	(8,529,843)	(3,811,095)
2023	706,096	N/A	561,371	N/A	541,361	440,384	(85)	(9,752,197)	10,288,420
2022	741,361	N/A	(1,727,094)	N/A	406,418	(820,580)	(84)	626,705	7,474,876
1.Peter D. Holt, our former President and Chief Executive Officer, was our first PEO, Sanjiv Razdan, our President and Chief Executive Officer, was our second PEO, and Jake Singleton, our Chief Financial Officer, was our only non-PEO NEO.
2.We base cash bonuses for our PEO and other NEO under our short-term incentive plan on the achievement of a target EBITDA established by our Board of Directors each year. We define EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. Please see “Part II, Item 7, Non-GAAP Financial Measures” on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, for the reconciliation of net income to Adjusted EBITDA.
3.

Adjustments to Determine Compensation to First PEO	2024	2023	2022

Deduction for amounts reported under “Stock Awards” column in SCT	$(271,822)	$(271,811)	$(271,830)
Deduction for amounts reported under “Option Awards” column in the SCT	—	—	—
Increase for fair value of awards granted during year that remain unvested during that year	—	166,311	92,687
Increase for fair value of awards granted during year that vest during that year	—	—	—
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	—	(61,052)	(1,451,457)
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	(2,405)	21,827	(837,855)
Deduction of fair value of awards granted prior to year that were forfeited during year	(161,251)	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of awards	—	—	—
TOTAL ADJUSTMENTS	$(435,478)	$(144,725)	$(2,468,455)

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4.

Adjustments to Determine Compensation to Second PEO	2024	2023	2022

Deduction for amounts reported under “Stock Awards” column in SCT	$(400,000)	N/A	N/A
Deduction for amounts reported under “Option Awards” column in the SCT	(236,532)	N/A	N/A
Increase for fair value of awards granted during year that remain unvested during that year	654,164	N/A	N/A
Increase for fair value of awards granted during year that vest during that year	—	N/A	N/A
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	—	N/A	N/A
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	—	N/A	N/A
Deduction of fair value of awards granted prior to year that were forfeited during year	—	N/A	N/A
Increase based upon incremental fair value of awards modified during year	—	N/A	N/A
Increase based on dividends or other earnings paid during year prior to vesting date of awards	—	N/A	N/A
TOTAL ADJUSTMENTS	$17,632	$—	$—
5.

Adjustments to Determine Compensation to non-PEO NEO	2024	2023	2022

Deduction for amounts reported under “Stock Awards” column in SCT	$(245,688)	$(217,611)	$(124,968)
Deduction for amounts reported under “Option Awards” column in the SCT	—	—	—
Increase for fair value of awards granted during year that remain unvested during that year	281,482	139,451	42,611
Increase for fair value of awards granted during year that vest during that year	—	—	—
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	9,047	(27,975)	(438,884)
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	33,066	5,158	(705,228)
Deduction of fair value of awards granted prior to year that were forfeited during year	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of awards	—	—	—
TOTAL ADJUSTMENTS	$77,907	$(100,977)	$(1,226,469)

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We provide our PEO and other NEO with the opportunity to earn incentive awards in the form of restricted stock and stock options under a performance-based incentive pay program based on the achievement of individual goals and our achievement of milestones that advance our core business strategies. We believe that the use of equity awards in our performance-based incentive pay program serves to align our PEO’s and NEO’s interests with our stockholders’ interests in the long term. We generally seek to incentivize long-term performance and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. Thus, the compensation actually paid for our NEOs may not be correlated with our total shareholder return or net income (loss) for any given year, including the years set forth in the table, as the market price of our common stock is affected by many factors and may not reflect the achievement of milestones under our performance-based incentive pay program. However, because a significant portion of our NEOs’ total compensation is in the form of equity, compensation actually paid values for our PEO and other NEO (as calculated in accordance with Item 402(v) of Regulation S-K) is strongly aligned with our total shareholder return. [In fiscal years 2022 and 2023, compensation actually paid was lower than the Summary Compensation table total compensation for our PEO and other NEO, primarily due to a decline in our total shareholder return. In fiscal year 2024, our first PEO compensation actually paid was lower than the Summary Compensation table total due to the forfeitures of unvested awards during the year resulting from his termination. Alternatively, compensation actually paid was higher than the Summary Compensation table total for our second PEO and other NEO, primarily due to a slight increase in the performance of our total shareholder return in fiscal year 2024 versus fiscal years 2023 and 2022.]
The graphs below compare the compensation actually paid to our PEOs and the compensation paid to our remaining NEO, with (i) our cumulative total shareholder return, (ii) our net income, and (iii) our EBITDA, in each case, for the fiscal years ended 2024, 2023 and 2022.

Compensation Actually Paid versus Total Shareholder Return
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$0
-$20
-$40
-$60
-$80
-$100
Total Shareholder Return
2022
2023
2024
First PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Second PEO Compensation Actually Paid
Total Shareholder Return

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Compensation Actually Paid versus Net Income
Compensation Actually Paid
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Net Income
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
-$10,000,000
2022
2023
2024
First PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Second PEO Compensation Actually Paid
Net Income

Compensation Actually Paid versus EBITDA
Compensation Actually Paid
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
-$10,000,000
EBITDA
2022
2023
2024
First PEO Compensation Actually Paid
Second PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
EBITDA

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Employment Agreements and Change in Control Arrangements
Sanjiv Razdan
On October 14, 2024, Sanjiv Razdan entered into an employment letter agreement with us for a term of one year, effective on October 14, 2024, and automatically renewable for successive one-year terms unless terminated by either party. Mr. Razdan received a base annual salary of $550,000, and a yearly bonus under our Executive Short-Term Incentive Plan (the “Executive STIP”), as described below. Mr. Razdan is also eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Razdan is entitled to an annual award under the stock plan equal to 100% of his base salary, which vests in four equal annual installments on each of the first four anniversaries of the grant date. The award is granted at the same time that other employees receive their long-term incentive grants. In addition to future grants under the Plan, Mr. Razdan was offered an initial grant intended to qualify as an “inducement grant” under the rules of the NASDAQ stock exchange with a value of $800,000, with 50% of such grant provided in restricted stock units and the remaining 50% provided in stock options to purchase shares of our common stock at a price equal to that as traded on the NASDAQ on the date of issue and that complies with the requirements of Code Section 409A. Such grant was made on October 14, 2024 and is subject to the terms and conditions (including a four-year vesting schedule and forfeiture with accelerated vesting should there be a change in control of the company) set forth in the equity grant agreements governing such grants. Equity awards outstanding at December 31, 2024 that have been granted to Mr. Razdan in connection with his employment are shown in the table below.
Upon our termination of Mr. Razdan’s employment without “cause” (as defined in the employment letter), subject to us and Mr. Razdan entering into a separation agreement containing customary provisions, we will continue to pay Mr. Razdan his then current base salary for a period of 12 months after the date of his termination and any bonus payments that he may have earned prior to the date of his termination. We have no obligation to pay Mr. Razdan any bonus amounts accruing in periods following the date of his termination.
In addition, Mr. Razdan has the right to continue to participate in our group health insurance program under COBRA continuation coverage during the statutory continuation period following his termination date, the first twelve months of which will be paid by us and the balance by Mr. Razdan.
Peter D. Holt
On December 11, 2018, Peter D. Holt entered into a new employment letter agreement with us (replacing an earlier employment letter agreement) for a term of one year, effective on January 1, 2019, and automatically renewable for successive one-year terms unless terminated by either party. Mr. Holt received a base annual salary of $410,000, which was increased from time to time and was last increased to $418,200 retroactive to March 8, 2021, and a yearly bonus under the Executive STIP, as described below. Mr. Holt was also eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Holt was entitled to an annual award under the stock plan equal to 65% of his base salary, which vests in four equal annual installments on each of the first four anniversaries of the grant date. The award is granted at the same time that other employees receive their long-term incentive grants. Equity awards outstanding at December 31, 2024 that have been granted to Mr. Holt in connection with his employment are shown in the table below.

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On October 10, 2024, Mr. Holt entered into a confidential separation agreement and release of claims (the “Separation Agreement”) with us, which includes a general release of all claims. Pursuant to the Separation Agreement, Mr. Holt’s roles as our President and Chief Executive Officer and as a member of the Board of Directors terminated on October 10, 2024. The Separation Agreement provides that we will continue to pay to Mr. Holt his annual base salary for a period of 12 months. Mr. Holt is also entitled to receive a payment of $94,000 in full satisfaction of any obligations to him under our short-term incentive plan as well as a cash payment for any accumulated vacation and sick time. In addition, if Mr. Holt (or Mr. Holt and his eligible dependents) timely and properly elects to participate in our group health insurance program under COBRA, we will pay up to six months of the cost of the COBRA premiums. The treatment of Mr. Holt’s outstanding equity awards is governed by the terms and conditions set forth in Mr. Holt’s existing equity award agreements previously entered into with us as well as the applicable equity award plan under which such equity awards had been granted. None of those equity awards will receive accelerated vesting under the Separation Agreement.
Jake Singleton
On November 6, 2018, Jake Singleton entered in an employment letter agreement with us for a term of one year, automatically renewable for successive one-year terms unless terminated by either party. Under the employment letter, Mr. Singleton received a base annual salary of $225,000, which has been increased from time to time and was last increased to $343,917 retroactive to March 3, 2025. Mr. Singleton is also entitled to a yearly bonus under the Executive STIP, as described below. Mr. Singleton is eligible to participate in our incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of our Board of Directors or Compensation Committee in making awards under such plans. Mr. Singleton is entitled to an annual award under our stock plan equal to 50% of his base salary, which vests in four equal annual installments on each of the first four anniversaries of the grant date. The award is granted at the same time that other employees receive their long-term incentive grants. Equity awards outstanding at December 31, 2024 that have been granted to Mr. Singleton in connection with his employment are shown in the table below.
Upon our termination of Mr. Singleton’s employment without “cause” (as defined in the employment letter), subject to us and Mr. Singleton entering into a separation agreement containing customary provisions, we will continue to pay Mr. Singleton his then current base salary for a period of six months after the date of his termination and any bonus payments that he may have earned prior to the date of his termination. We have no obligation to pay Mr. Singleton any bonus amounts accruing in periods following the date of his termination.
In addition, Mr. Singleton has the right to continue to participate in our group health insurance program under COBRA continuation coverage during the statutory continuation period following his termination date, the first six months of which will be paid by us and the balance by Mr. Singleton. If termination is in connection with a Change of Control (as defined in the employment letter), only the first three months will be paid by us.

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Executive Short-Term Incentive Plan
Both Sanjiv Razdan and Jake Singleton participate in the Executive STIP. Participants in the Executive STIP receive payment only if we achieve our target EBITDA for the year in question, which is established by the Board of Directors. The Executive STIP bonus pool is combined with the Non-Executive Short-Term Incentive Plan (the “Non-Executive STIP”) bonus pool (the “Combined Pool”). We will not fund the Combined Pool and no award will be granted unless the amount to be allocated to the Combined Pool would equal at least 85% of the Combined Pool Maximum (the “Award Threshold”), provided that if the amount allocated to the Combined Pool is less than the Award Threshold, the Board of Directors may in its sole discretion approve and create the Combined Pool under such terms and conditions as the Board of Directors may determine. The Compensation Committee establishes the maximum amount that may be allocated to the Combined Pool, and the amount by which the actual EBITDA exceeds the target EBITDA is allocated to the Combined Pool up to the established maximum. The amount allocated to the Combined Pool is then paid to the participants in both the Executive STIP and the Non-Executive STIP on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award. Mr. Razdan’s targeted STIP award may not exceed 100% of his base salary. Mr. Singleton’s award may not exceed 50% of his base salary.
Notwithstanding the foregoing, in the event that the actual EBITDA for the year in question after the funding of the maximum amount allocated to the Combined Pool as described in the previous paragraph (the “Revised EBITDA”) exceeds the target EBITDA, the maximum targeted STIP award for Mr. Razdan would increase to 125% of his base salary and the maximum targeted STIP award for Mr. Singleton would increase to 62.5% of his base salary. In that event, 25% of each dollar by which the Revised EBITDA exceeds the budgeted EBITDA is added to the Combined Pool and allocated to the participants in both the Executive STIP and the Non-Executive STIP on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award, as adjusted.
Please see “Part II, Item 7, Non-GAAP Financial Measures” on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, for the reconciliation of net income to EBITDA.
Confidentiality, Non-Solicitation and Non-Competition Agreements
Sanjiv Razdan, Peter D. Holt and Jake Singleton are parties to confidentiality, non-solicitation and non-competition agreements with us, pursuant to which each of them is subject to certain restrictive covenants, including non-solicitation and non-competition covenants, during the period of employment and for a period of 24 months after termination of employment
Clawback Policy
In 2023, we adopted an Executive Officer Clawback Policy that complies with new SEC and Nasdaq rules, which mandate the recoupment of certain erroneously paid performance-based incentive compensation received by covered persons (as defined in the policy) on or after October 2, 2023 in the event of an accounting restatement.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides a summary of equity awards outstanding at December 31, 2024 for each of our named executive officers:

	Option Awards(1)					Stock Awards(2)
Name	Number of securities underlying unexercised options exercisable ($)	Number of securities underlying unexercised options unexercisable ($)	Option exercise price ($)	Option grant date	Option expiration date	Number of shares of stock that have not vested ($)	Market value of shares that have not vested ($)

Sanjiv Razdan	0	38,059 (3)	10.51	10/14/2024	10/14/2034
	—	—	—		—	38,059(4)	404,567
Peter D. Holt(5)	34,718	— (6)	12.02	3/5/2019	3/5/2029
	21,992	— (7)	14.68	3/3/2020	3/3/2030
	6,245	— (8)	45.39	3/2/2021	3/2/2031
	—	—	—	—	—	—	—
Jake Singleton	10,000	— (9)	4.10	3/14/2016	3/14/2026
	20,000	— (10)	2.24	8/9/2016	8/9/2026
	10,473	— (11)	3.88	5/9/2017	5/9/2027
	10,000	— (12)	5.51	11/10/2017	11/10/2027
	3,242	— (13)	8.25	8/7/2018	8/7/2028
	35,000	— (14)	7.10	11/6/2018	11/6/2028
	10,057	— (15)	14.68	3/3/2020	3/3/2030
	2,856	952 (16)	45.39	3/2/2021	3/2/2031
	—	—	—	—	—	35,396(17)	376,259
1.Outstanding stock options at December 31, 2024 become exercisable in accordance with the vesting schedule below. Each option award expires on the ten-year anniversary of the grant date.
2.Restricted stock awards at December 31, 2024 become vested in accordance with the vesting schedule below. Per share market value at December 31, 2024 was $10.63.
3.Options to acquire 38,059 shares were granted on October 14, 2024, and one-quarter (25%) of the option shares vest on each of the first four anniversaries of the grant date..
4.Restricted stock awards of 38,059 shares were granted on October 14, 2024, and one-quarter (25%) of the restricted shares vest on each of the first four anniversaries of the grant date.
5.Mr. Holt resigned effective October 10, 2024.
6.Options to acquire 34,718 shares were granted on March 5, 2019, and vested in full on March 5, 2023.
7.Options to acquire 21,992 shares were granted on March 3, 2020, and vested in full on March 3, 2024.

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8.Options to acquire 8,327 shares were granted on March 2, 2021, and 2,082 shares were forfeited on Mr. Holt’s termination date, October 10, 2024. The remaining 6,245 shares were vested in full on March 2, 2024.
9.Options to acquire 10,000 shares were granted on March 14, 2016, and vested in full on March 14, 2020.
10.Options to acquire 20,000 shares were granted on August 9, 2016, and vested in full on August 9, 2020.
11.Options to acquire 10,473 shares were granted on May 9, 2017, and vested in full on May 9, 2021.
12.Options to acquire 10,000 shares were granted on November 10, 2017, and vested in full on November 10, 2021.
13.Options to acquire 3,242 shares were granted on August 7, 2018, and vested in full on August 7, 2022.
14.Options to acquire 35,000 shares were granted on November 6, 2018, and vested in full on November 6, 2022.
15.Options to acquire 10,057 shares were granted on March 3, 2020, and vested in full on March 3, 2024.
16.Options to acquire 3,808 shares were granted on March 2, 2021, and one-quarter (25%) of the option shares vest on each of the first four anniversaries of the grant date.
17.Restricted stock awards of 8,606 shares, 17,874 shares, 1,650 shares, 7,899 shares, 3,048 shares, and 915 shares were granted on March 5, 2024, March 4, 2024, May 25, 2023, March 7, 2023, February 28, 2022, and March 2, 2021, respectively, and one-quarter (25%) of the restricted shares vest on each of the first four anniversaries of the grant date.

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Policies and Practices Related to the Grant of Certain Equity Awards
We do not have any formal policies and practices regarding the timing of awards of options in relation to the disclosure of material nonpublic information. Our Board of Directors and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of such awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Consistent with our annual compensation cycle, we provide our PEO and other NEO with the opportunity to earn incentive awards, which has historically included options, under a time-based vesting program with one quarter vesting each year for four years. However, with the exception of an inducement grant of stock options to Sanjiv Razdan in connection with his hire, we have not made grants of stock options since 2021. The timing of any awards of options to executive officers in connection with new hires, promotions, annual compensation cycle, or other non-routine grants is generally tied to the event giving rise to the award, such as an executive officer’s commencement of employment, our annual compensation cycle or promotion effective date. As a result, the timing of the award of options occurs independent of the release of any material nonpublic information.
The following table shows information regarding the options that were issued to our NEOs in fiscal 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filings or furnishing of such report with the SEC:

Name	Grant Date	Number of securities underlying the award (#)	Exercise price of the award ($/Share)	Grant date fair value of the award(1) ($)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
(%)

Sanjiv Razdan(2)	10/14/2024	38,059	10.51	236,532	(0.38)
1.The amount in this column represents grant-date fair value for awards granted, whether or not vested, during the year ended 2024. For a discussion of the assumptions used in reaching this valuation, see Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025.
2.Current Report on Form 8-K, filed with the SEC on October 15, 2024, reported the resignation of Peter D. Holt, the appoint of Sanjiv Razdan as our President and Chief Executive Officer, and grants made to Mr. Razdan in connection with his appointment.

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Equity Compensation Plan Information
We grant stock-based awards under the 2024 Plan. The shares issued as a result of stock-based compensation transactions generally have been funded with the issuance of new shares of our common stock. The following table summarizes information about our equity compensation plans as of December 31, 2024. All outstanding awards relate to our common stock.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	243,918	$12.00	1,941,090
Equity compensation plans not approved by security holders	38,059	$10.51	—
Total	281,977	$22.51	1,941,090
1.The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options.
Delinquent Section 16(a) Reports
Based solely upon our review of the copies of such reports received by us during the year ended 2024, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except with respect to a Form 4 filing for Peter D. Holt and a Form 4 filing for Jake Singleton.

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Proposal 2
Advisory Vote on Executive Compensation
We are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this proxy statement, commonly referred to as the “say-on-pay” vote. Although the say-on-pay vote is advisory and therefore non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. As described above in the “Executive Compensation” section of this proxy statement, our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

1	Attract and retain highly qualified and productive executives;
2	Motivate executives to enhance our overall performance and profitability through the successful execution of our short-term and long-term business strategies, with an emphasis on the long term;
3	Align the long-term interests of our executives and stockholders through ownership of our common stock by executives and by rewarding stockholder value creation; and
4	Ensure that compensation opportunities are competitive.
We encourage stockholders to read the “Executive Compensation” section of this proxy statement, which provides an overview of our executive compensation policies and procedures. The Summary Compensation Table and other related compensation tables and narratives provide detailed information on the compensation of our named executive officers. Our Board of Directors and Compensation Committee believe that the policies and procedures articulated in the “Executive Compensation” section of this proxy statement are effective in achieving our goals and that the compensation of the named executive officers reported in this proxy statement has contributed to our success.
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2025 Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2025 Annual Meeting.”

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As an advisory vote, this proposal is not binding on us or our Board of Directors or Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our Board of Directors or Compensation Committee, nor will it create or imply any change to our fiduciary duties or those of our Board of Directors or Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The advisory vote to approve executive compensation is held on an annual basis, at least until the next advisory vote to determine the frequency of such vote, which is expected to be in 2026.

VOTE

The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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Proposal 3
Ratification Of Appointment Of Independent Public Accounting Firm
We have appointed BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. BDO is our current independent auditor and was first appointed as such on March 29, 2021. Representatives of BDO are expected to be present at the 2025 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Audit Fees
The aggregate fees billed by BDO for professional services rendered in connection with the audits of our annual financial statements during the fiscal years ended 2024 and 2023 were $711,358 and $929,000, respectively.
Audit-Related Fees
The aggregate fees billed by BDO for professional services rendered in connection with the audit of our 401(k) plan, FDD review and other audit-related services during the year ended 2024 and 2023 were $43,365 and $10,000, respectively.
Tax Fees
There were no fees billed by BDO for tax compliance, tax advice and tax planning services provided to us during the fiscal years ended 2024 and 2023.
All Other Fees
BDO did not provide any services to us during the fiscal years ended 2024 and 2023 other than for professional services rendered in connection with the audits of our annual financial statements and the audit related services noted above.
In accordance with policies adopted by the Audit Committee, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Audit Committee.
Ratification of the appointment of BDO as our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2025 Annual Meeting. If our stockholders do not ratify the appointment of BDO, our Board of Directors may reconsider their appointment.

VOTE

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.

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General Information
Why did I receive this proxy statement and other materials?
The Board of Directors of The Joint Corp. is soliciting proxies to vote shares of our stock at the 2025 Annual Meeting to be held on Wednesday, May 21, 2025 at 9:00 a.m. Mountain Standard Time at our executive offices located at 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2024) were first made available to stockholders on or about April 8, 2025. Although both are made available together, our annual report to stockholders is not part of this proxy statement.
What will stockholders vote on at the 2025 Annual Meeting?
Stockholders will vote on the following matters at the 2025 Annual Meeting:
•election to the Board of Directors of the seven nominees for director named in this proxy statement (Proposal 1);
•approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);
•ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3);
•any other matter that properly comes before the meeting.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote your shares as follows:

FOR	each of the seven nominees for election to the Board of Directors (Proposal 1);
FOR	approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and
FOR	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3).
Who may vote at the 2025 Annual Meeting?
Only stockholders of record as of the close of business on March 24, 2025 are entitled to vote at the 2025 Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the 2025 Annual Meeting. There is no cumulative voting. As of the record date of March 24, 2025, there were 15,322,532 shares of our common stock outstanding.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name with our stock registrar and transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote in person at the 2025 Annual Meeting or by proxy.
If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner, you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.
As a beneficial owner, you are invited to attend the 2025 Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the 2025 Annual Meeting unless you obtain a valid proxy from your broker.
If I am a stockholder of record, how do I vote?
You may vote online, by smartphone/tablet, or by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided (which must be received before those voting facilities are closed at 7:00 p.m. Eastern Daylight Time on May 20, 2025), or you may vote in person at the 2025 Annual Meeting. Votes submitted electronically online or by smartphone/tablet must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2025.
If I am a beneficial owner of shares held in street name, how do I instruct my broker how to vote?
If you are a beneficial owner of our stock, you may instruct your broker how to vote by following the instructions in the notice provided to you by your broker.
What happens if I am a stockholder of record and sign and return the proxy card but do not make any voting choices?
The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board of Directors’ voting recommendations for Proposals 1, 2 and 3. See “What are the Board of Directors’ voting recommendations?” above.
We do not expect that any other matters will properly come before the 2025 Annual Meeting. If, however, any other matters do come before the 2025 Annual Meeting, the proxy holders will vote your shares in accordance with their judgment.
What happens if I am a beneficial owner of shares held in street name and do not give voting instructions to my broker?
Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on routine matters but may not vote those shares on non-routine matters.
A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature.
Which items to be voted on at the 2025 Annual Meeting are “routine” and which are “non-routine”?
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3) is considered a routine matter under the relevant rules. The election to the Board of Directors of the seven nominees for director (Proposal 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2) are each considered a non-routine matter.

THE JOINT	44	2025 Proxy Statement

What is the quorum required for the 2025 Annual Meeting?
Holders of a majority of our outstanding shares entitled to vote at the 2025 Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the 2025 Annual Meeting.
If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.
What are my choices in voting on the matters to be voted on at the 2025 Annual Meeting?

Proposal 1	you may vote “For” or “Against”	each individual nominee for election to the Board of Directors or “Abstain” from voting on the nominee’s election.
Proposal 2	you may vote “For” or “Against”	approval, on an advisory basis, of the compensation of our named executive officers or “Abstain” from voting.
Proposal 3	you may vote “For” or “Against”	ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 or “Abstain” from voting.
What are the voting requirements to approve the matters to be voted on at the 2025 Annual Meeting?

Proposal 1 (election to the Board of Directors of the seven nominees for director named in this proxy statement):
Each nominee for election to the Board of Directors must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not be included in the vote tally and will not have any effect on the voting.

Proposal 2 (vote, on an advisory basis, of the named executive officer compensation):
This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Proposal 3 (ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025):
This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers will have discretionary authority to vote Proposal 3, and therefore there will not be any broker non-votes on this matter.

Can I change my vote after I have voted?
If you are a stockholder of record, you may change your vote by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card (before those voting facilities are closed at 7:00 p.m. Eastern Daylight Time on May 20, 2025).

THE JOINT	45	2025 Proxy Statement

In addition, you may revoke your proxy by attending the 2025 Annual Meeting in person and requesting to vote. Attendance at the 2025 Annual Meeting in person will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the 2025 Annual Meeting by filing a signed notice of revocation with our Secretary at 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions to your broker as indicated in the notice provided to you by your broker.
How can I find out the voting results of the 2025 Annual Meeting?
The preliminary voting results will be announced at the 2025 Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2025 Annual Meeting.
Who is paying for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our stock.
How can I attend the 2025 Annual Meeting?
The 2025 Annual Meeting will be held on Wednesday, May 21, 2025 at 9:00 a.m. Mountain Standard Time at our executive offices located at 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.

Time and Date Wednesday, May 21, 2025, at 9:00 a.m.. Mountain Standard Time	Place 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260

THE JOINT	46	2025 Proxy Statement

Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, has been provided, concurrently with this proxy statement, to all stockholders entitled to notice of, and to vote at, the 2025 Annual Meeting. We will furnish to stockholders, upon written request and payment of a reasonable fee not to exceed our costs, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024. Written requests should be sent to Investor Relations, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260. Copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC are available in pdf format on our website, https://ir.thejoint.com/sec-filings. Copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 also may be accessed directly from the SEC’s website, http://www.sec.gov.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs.
Brokers with account holders who are The Joint Corp. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to The Joint Corp., Attention: Investor Relations, 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260 or call Investor Relations at (480) 245-5960 and one will be promptly provided. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
As of the date of this proxy statement, management is unaware of any matter for action by stockholders at the 2025 Annual Meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the 2025 Annual Meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

THE JOINT	47	2025 Proxy Statement

Stockholder Proposals and Nominations for the 2026 Annual Meeting (with Deadlines)
•Stockholder Proposals and Director Nominees to be Considered for Inclusion in our Proxy Materials
Any stockholder who wishes to present a proposal for consideration at the 2026 Annual Meeting and to have the proposal be considered for inclusion in our proxy statement for the 2026 Annual Meeting, must submit the proposal to us on or before December 9, 2025. Stockholder proposals for inclusion in our proxy statement must comply with Rule 14a-8 of the SEC in order to be included.
Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2026 Annual Meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wishes to submit director nominees pursuant to proxy access must deliver the proper notice to our Secretary no earlier than January 21, 2026, and no later than February 20, 2026.
•Other Stockholder Proposals and Director Nominations Under the Advance Notice Bylaws Provisions
In accordance with the advance notice provisions of our bylaws, any stockholder who wishes to present a proposal or to nominate a candidate for election from the floor for consideration at the 2026 Annual Meeting, without inclusion of such matters in our proxy materials, must submit proper notice to us no earlier than January 21, 2026, and no later than the close of business on February 20, 2026, and must otherwise comply with the requirements in our bylaws.
In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card, notice must be submitted by the same advance notice deadlines disclosed above and such stockholders must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
Notice of stockholder proposals and director nominations (whether through proxy access or otherwise) should be sent to Secretary, The Joint Corp., 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260.
The foregoing information does not purport to be a complete description of all of the provisions of our bylaws pertaining to stockholder proposals and director nominations.
A copy of our bylaws is available at https://ir.thejoint.com/governance-docs or may be obtained upon request directed to our Secretary at the foregoing address.

THE JOINT	48	2025 Proxy Statement

THE JOINT CORP.
C/O SECRETARY
16767 N. PERIMETER DR., SUITE 110
SCOTTSDALE, AZ 85260

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71322-P21124

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE JOINT CORP.

The Board of Directors recommends that you vote "FOR" the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Matthew E. Rubel	☐	☐	☐
1b. Ronald V. DaVella	☐	☐	☐
1c. Suzanne M. Decker	☐	☐	☐
1d. Jefferson Gramm	☐	☐	☐
1e. Christopher M. Grandpre	☐	☐	☐
1f. Abraham Hong	☐	☐	☐
1g. Sanjiv Razdan	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com.

V71323-P21124

THE JOINT CORP.
Annual Meeting of Stockholders
May 21, 2025 9:00 AM Mountain Standard Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Sanjiv Razdan and Jake Singleton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Joint Corp. that are held of record by the undersigned stockholder(s) at the close of business on March 24, 2025 at the Annual Meeting of Stockholders to be held at 9:00 AM, Mountain Standard Time on Wednesday, May 21, 2025, at our executive offices located at 16767 N. Perimeter Drive, Suite 110, Scottsdale, Arizona 85260, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in favor of electing the seven director nominees to the Board of Directors, in favor of proposals 2 and 3 and in accordance with the judgment of the person(s) named as proxies herein on such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side